UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     June 26, 2007

VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by Vion Pharmaceuticals, Inc. on June 28, 2007 (the ‘‘Form 8-K’’) solely to correct a typographical error contained in Item 1.01 of the Form 8-K. As amended, the reference to ‘‘June 27, 2006’’ in the first line of Item 1.01 has been replaced with ‘‘June 27, 2007.’’ No other corrections are being made hereby.

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2007, Vion Pharmaceuticals, Inc., the Registrant, entered into an amendment of its lease with Science Park Development Corporation, dated November 1, 2001, for the office and laboratory facilities at Building 4 Science Park, New Haven, Connecticut, to include an additional approximately 6,500 rentable square feet on the first floor, northeast wing of Building 5 Science Park. The term of the lease will run through December 31, 2010, unless sooner terminated or extended pursuant to the terms of the lease. The Registrant will also have the right to extend the term of the lease for two successive terms of five years each. After the expiration of the second extension term, the Registrant shall have no further right to extend the term.

The amendment also provides for a change in the total base annual rent for all premises from $217,118.00, or $18,093.17 per month, to $288,618.00, or $24,051.50 per month beginning March 12, 2008. During the first extension term, if any, the Registrant shall pay a base rent equal to the greater of (a) $288,618.00 per annum or (b) ninety percent (90%) of the then fair market annual rent (as determined in the amendment). During the second extension term, if any, the Registrant shall pay a base rent equal to the greater of (a) ninety percent (90%) of the then fair market annual rent (as determined in the amendment) or (b) the base rent payable in the first extension term. The Registrant also has the option to lease certain additional space in Building 5 pursuant to the terms of the amendment.

A copy of the amendment is attached as Exhibit 10 to this Current Report on Form 8-K/A and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10	Second Amendment to Lease, dated June 27, 2007, by and between the Registrant and Science Park Development Corporation.*

* Previously filed with the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: June 29, 2007	By:	/s/ Howard B. Johnson
Name: Howard B. Johnson Title: President and Chief Financial Officer